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                                                                     EXHIBIT 3.6




                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                              LIPID SCIENCES, INC.
                             an Arizona corporation

               (as amended and restated through November 29, 2001)


                                   ARTICLE I.
                  REFERENCES TO CERTAIN TERMS AND CONSTRUCTION

         Section 1. 1 Certain References. Any reference made herein to law shall be deemed to refer to the law of the State of Arizona, including any applicable provisions of Chapters 1 through 17 of Title 10 of the Arizona Revised Statutes, or any successor statute, as from time to time amended and in effect. Any reference made herein to specific sections of law shall be deemed to refer to such sections, or any comparable successor provisions, as from time to time amended and in effect. Any reference made herein to the Articles shall be deemed to refer to the Articles of Incorporation of Lipid Sciences, Inc. (the "Corporation") and all amendments thereto, as at any given time on file with the Arizona Corporation Commission.

         Section 1.2 Seniority. The law and the Articles (in that order of precedence) shall in all respects be considered senior and superior to these Bylaws, with any inconsistency to be resolved in favor of the law and the Articles (in that order of precedence) and with these Bylaws to be deemed automatically amended from time to time to eliminate any such inconsistency that may then exist.

         Section 1.3 Computation of Time. In applying any provision of these Bylaws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

                                   ARTICLE II.
                                     OFFICES

         Section 2.1 Principal Office. The principal office of the Corporation shall be located at any place, within or without the State of Arizona, as designated in the Corporation's most current annual report filed with, or in any other executed document delivered to, the Arizona Corporation Commission or, if no such designation is made, at such location as may be determined by the Board of Directors (the "Board"). The Board shall have full power and authority from time to time to change the location of the principal office of the Corporation.


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         Section 2.2 Other Offices. In addition to its principal office, the
Corporation may maintain such other offices, within or without the State of Arizona, as the Board may determine from time to time or the business of the Corporation may require.

                                  ARTICLE III.
                                  SHAREHOLDERS

         Section 3.1 Place of Meeting. Annual and special meetings of the shareholders shall be held at the principal office of the Corporation, unless a different place, within or without the State of Arizona, is set forth in the notice of such meeting or, in the event of a waiver of notice thereof, in such waiver of notice. The Board may permit any such meeting to be held by conference telephone or similar communications equipment by means of which all of the shareholders participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.

         Section 3.2 Annual Meeting. The annual meeting of the shareholders shall be held on such day and at such time as the Board shall determine from time to time or, in the absence of action by the Board, as set forth in the notice of such meeting or, in the event of a waiver of notice thereof, in such waiver of notice; provided, however, if the day set for the annual meeting is a legal holiday in the State of Arizona, then the meeting shall be held on the next succeeding business day. If an annual meeting is for any reason not held on the date determined as aforesaid, a deferred annual meeting may be called and held in lieu thereof as soon thereafter as convenient. At the annual meeting or deferred annual meeting, as the case may be, shareholders shall elect directors and transact such other business as may properly come before the meeting.

         Section 3.3 Special Meeting. Unless otherwise provided by law or the Articles, special meetings of the shareholders, for any purpose or purposes and at any time, may be called only by the Chairman of the Board, if there is one, or the President and shall be called by the Secretary of the Corporation at the written request of the number of directors of the Board that would be required to constitute a quorum. Such request shall state the purpose or purposes of the proposed meeting. The business that may be conducted at a special meeting shall be confined to the purpose or purposes stated in the meeting notice.

         Section 3.4 Action by Shareholders Without a Meeting. Any action required or permitted by law to be taken at a meeting of the shareholders may be taken without a meeting if one (1) or more consents in writing, setting forth the action so taken, shall be signed by the holders of all of the shares of outstanding stock entitled to vote with respect to the subject matter of the action. Any such consent shall be delivered to the Corporation for inclusion in the minutes of the meeting or filing with the corporate records. Unless otherwise provided by law or specified in the consent or consents, the action is effective on the date that the last shareholder signs such consent or consents.




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         Section 3.5 Notice of Meeting.

                  (a) Required Notice. An officer of the Corporation, by or at the direction of the person or persons calling the meeting, shall deliver written notice stating the place (and, if the Board elects to permit participation as provided in Section 3.1, the procedure by which a shareholder may participate in the meeting by such means), day and time of the meeting of the shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called not less than ten (10) nor more than sixty (60) days before the date of the meeting, by mail or any other means permitted by law, including, without limitation, personal delivery and delivery by means of facsimile or other form of wire or wireless communication, to each shareholder of record entitled to vote at such meeting and to any other shareholder entitled to notice thereof by law or the Articles. Notice shall be deemed to be effective at the time and in the manner provided under Arizona law.

                  (b) Adjourned Meeting. Notice need not be given of an adjourned meeting of the shareholders if the new place, day and time thereof are announced at the meeting before adjournment; provided, however, if such adjournment is for more than 120 days or if, after the adjournment, a new record date for the adjourned meeting is set, then notice of the adjourned meeting shall be given to those persons who are shareholders as of the new record date and who are entitled to such notice.

                  (c) Waiver of Notice. A shareholder may waive any notice required by law, the Articles or these Bylaws before, during or after the meeting of the shareholders to which it relates. The waiver shall be in writing, signed by the shareholder entitled to the notice and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Under certain circumstances, a shareholder's attendance at a meeting may constitute a waiver of notice of such meeting, unless the shareholder takes the actions to preserve his or her objections as provided under Arizona law.

         Section 3.6 Shareholders of Record. In order that the Corporation may determine the shareholders entitled to notice of a meeting of the shareholders, to vote thereat or to take any other action, the Board may set a future date as the record date, which record date shall not be less than ten (10) days nor more than seventy (70) days prior to the date of such meeting or such action, as the case may be, requiring a determination of the shareholders. If not otherwise set, the record date for determining shareholders entitled to notice of or to vote at a meeting shall be the day before the effective date of the first notice to the shareholders; and, if not otherwise set, the record date for determining shareholders entitled to take action without a meeting shall be the day on which the first shareholder signs the written consent. A determination of the shareholders of record entitled to notice of or to vote at a meeting shall be effective for any adjournment of the meeting, unless a new record date is or must be set for that adjourned meeting.

         Section 3.7 Shareholder Voting Record. After a record date for a meeting of the shareholders is set, the Secretary or other officer of the Corporation having charge of the stock transfer books shall make, or cause to be made, a complete, alphabetical list of the shareholders entitled to notice of such meeting or any adjournment thereof. The list shall be arranged by

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voting group and, within each voting group, by series or class of shares of stock. The list also shall show the address of, and the number of shares of stock held by, each shareholder. Such list shall be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at such other place as specified in the meeting notice in the city where the meeting is to be held. Failure to comply with this Section 3.7 shall not affect the validity of any action taken at the meeting.

         Section 3.8 Manner of Bringing Business at Annual Meeting. At any annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the annual meeting. Each item of business to be properly brought before an annual meeting must be a proper subject for shareholder action and must (a) be specified in the notice of the annual meeting (or any supplement thereto) given by or at the direction of the Board, (b) be otherwise properly brought before the annual meeting by or at the direction of the Board or (c) be otherwise properly brought before the annual meeting by a shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3.8 and on the record date for the determination of the shareholders entitled to vote at the annual meeting and (ii) who strictly complies with the notice procedures set forth in this Section 3.8.

         In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

         To be timely, a shareholder's notice must be personally delivered to, or mailed to and received at, the principal office of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, in the event the annual meeting is scheduled to be held on a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

         To be in proper written form, a shareholder's notice to the Secretary shall set forth in writing as to each matter he or she proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) such shareholder's name and address, as they appear on the books of the Corporation, (c) the series or class and number of shares of stock of the Corporation that are owned beneficially or of record by such shareholder and (d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business.

         Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except business properly brought before the annual meeting in accordance with the procedures set forth in this Section
3.8. The chairman of the meeting, if the facts

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warrant, may determine that any proposed item of business was not properly brought before the annual meeting in accordance with the provisions of this
Section 3.8 and, if he or she should so determine, shall so declare to the annual meeting. Any business so declared not to be properly brought before the annual meeting shall not be transacted. The chairman of the meeting shall have absolute authority to decide questions of compliance with the foregoing procedures, and his or her ruling thereon shall be final and conclusive.

         Section 3.9 Quorum; Adjournment. Unless otherwise provided by law or the Articles, the presence, in person or by proxy, of the holders of a majority of the shares of stock issued and outstanding and entitled to vote at a meeting of the shareholders shall constitute a quorum thereat for the transaction of business, provided that when a specified item of business is required to be voted on by a separate voting group, the holders of a majority of the shares of stock of such voting group shall constitute a quorum for the transaction of such specified item of business. In the absence of a quorum, a majority of the shareholders present at the meeting may adjourn such meeting from time to time to another time or place until a quorum shall be present thereat. At any adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally noticed whenever any notice is required to be given to any shareholder. Once a share of stock is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment thereof, unless a new record date is or must be set for that adjourned meeting.

         Section 3.10 Voting; Manner of Acting. Except with respect to the election of directors (which shall be governed by cumulative voting in the manner provided in Section 4.4), each issued and outstanding share of stock of the Corporation shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of the shareholders, subject, however, to any provisions respecting voting rights as may be provided by law or the Articles. When a quorum is present, the affirmative vote of the holders of a majority of the shares of stock present, in person or by proxy, and entitled to vote on the subject matter shall constitute the act of the shareholders, unless by express provision of law or the Articles a different vote is required, in which case such express provision shall control. Unless demanded by a shareholder present, in person or by proxy, at any meeting of the shareholders and entitled to vote thereat or unless so directed by the chairman of the meeting, the vote on any question presented at any meeting of the shareholders need not be by ballot. If such demand or direction is made, a vote by ballot shall be taken, and each ballot shall be signed by the shareholder voting or by his or her proxy and shall state the number of shares of stock voted.

         The following additional provisions shall apply to the voting of shares of stock:

                  (a) Proxies. Every shareholder entitled to vote at a meeting of the shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy. Every proxy shall be executed in writing (or in such other manner as provided by law) by the shareholder or by his or her duly authorized attorney and shall be delivered to and filed with the Secretary or Assistant Secretary of the Corporation before the taking of any vote on the issue as to which the proxy intends to act. In the event any instrument granting a proxy shall designate two (2) or more

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persons to act as proxy, the majority of such persons present at the meeting, or if only one (1) person should be present, then that person, shall have and may exercise all of the powers conferred by such instrument upon all of the persons so designated, unless such instrument otherwise shall provide. No proxy shall be voted or acted upon after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. A duly executed proxy shall be revocable by the shareholder giving such proxy, unless the proxy conspicuously states that it is irrevocable and such proxy is coupled with an interest sufficient at law to support an irrevocable power.

                  (b) Treasury Stock. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares of stock entitled to vote in the election of directors of such other corporation is held directly or indirectly by the Corporation, shall neither be entitled to vote nor counted for quorum purposes; provided, however, the foregoing shall not be construed as limiting the right of the Corporation to vote any shares of stock, including its own shares of stock, when held by it in a fiduciary capacity.

                  (c) Corporate Shareholders. Shares of stock standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the board of directors of such other corporation may determine.

                  (d) Shares Held by Fiduciary. Shares of stock standing in the name of an administrator, executor, guardian, conservator or personal representative may be voted by him or her, in person or by proxy, without a transfer thereof into his or her name. Shares of stock standing in the name of a trustee, other than a trustee in bankruptcy, may be voted by him or her, in person or by proxy, but no such trustee shall be entitled to vote the shares of stock held by him or her without a transfer thereof into his or her name for the benefit of the trust for which he or she serves as trustee. Shares of stock standing in the name of a receiver or trustee in bankruptcy may be voted by such receiver or trustee, in person or by proxy, without the transfer thereof into his or her name if authority to do so is contained in an appropriate order of the court by which such receiver or trustee was appointed.

                  (e) Pledged Shares. A shareholder whose shares of stock are pledged shall be entitled to vote such shares of stock until the shares of stock have been transferred into the name of the pledgee on the stock transfer books of the Corporation; thereafter, the pledgee shall be entitled to vote the shares of stock so transferred.

                  (f) Joint Owners. If shares of stock stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, tenants by community property or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares of stock, unless the Corporation is given written notice in the manner required by law to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:


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                           (i) if only one (1) person votes, his or her act
binds all others in the relationship;

                           (ii) if more than one (1) person votes, the act of
the majority so voting binds all others in the relationship; and

                           (iii) if more than one (1) person votes, but the vote
is evenly split on any particular matter, each faction may vote the shares of stock in question proportionally.

         Section 3.11 Organization and Conduct of Meetings. Each meeting of the shareholders shall be called to order and, thereafter, chaired by the Chairman of the Board, if there is one; or, if there is no Chairman of the Board or if the Chairman of the Board is absent or so requests, then by the President; or, if both the Chairman of the Board and the President are unavailable, then by such other officer of the Corporation or such shareholder as may be appointed by the Board. The Secretary of the Corporation shall act as the secretary of each meeting of the shareholders; or, if the Secretary is absent, then the Assistant Secretary; or, if both the Secretary and the Assistant Secretary are unavailable, then such person (whether a shareholder or not) as the chairman of the meeting may appoint. The Board may promulgate rules and regulations and establish the rules of procedure applicable at the meetings of the shareholders. Absent a showing of bad faith on his or her part, the chairman of the meeting shall, among other things, have absolute authority to fix the period of time allowed for the registration of the shareholders and the filing of proxies, to determine the order of business to be conducted at such meeting and, in the absence of any contrary rules or regulations established by the Board, to establish reasonable rules for expediting the business of the meeting (including any informal or question and answer portions thereof).

         Section 3.12 Election Inspector. The Board, in advance of any meeting of the shareholders, may appoint one (1) or more election inspectors to act at the meeting and any adjournment thereof. If an election inspector is not so appointed, the chairman of the meeting may, and upon the request of any person entitled to vote thereat, shall make such appointment. If any person appointed as an election inspector fails to appear or to act, a substitute may be appointed by the chairman of the meeting. If appointed, the election inspector or inspectors (acting through a majority of them if there be more than one (1)) shall determine the number of shares of stock outstanding and the voting power of each, the authenticity, validity and effect of proxies and the number of shares of stock represented at the meeting; they shall receive and count votes, ballots and consents and announce the results thereof; they shall hear and determine all challenges and questions pertaining to proxies and voting; and, in general, they shall perform such acts as may be proper to conduct elections and voting with complete fairness to all of the shareholders. No such election inspector need be a shareholder of the Corporation.

         Section 3.13 Informalities and Irregularities. All informalities and irregularities at any meeting of the shareholders with respect to calls, notices of a meeting, the manner of voting, the form of proxies and credentials, the method of ascertaining those present and similar matters shall be deemed waived if no objection is made at the meeting.




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                                   ARTICLE IV.
                               BOARD OF DIRECTORS

         Section 4.1 Powers. The Corporation shall have a Board, which shall have full power to conduct, manage and direct the business and affairs of the Corporation, except as specifically reserved or granted to the shareholders or otherwise limited by law, the Articles or these Bylaws.

         Section 4.2 Number; Classification. The number of directors constituting the entire Board shall be six (6). Subject to and at such time as provided in the Articles, the number of directors shall be divided into two (2) classes, designated as Class A and Class B, as nearly equal in number as may be, to serve staggered two-year terms on the Board.

         Section 4.3 Nominations of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board may be made at any annual or special meeting of the shareholders (a) by or at the direction of the Board or (b) by a shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 4.3 and on the record date for the determination of the shareholders entitled to vote at such meeting and (ii) who strictly complies with the notice procedures set forth in this Section 4.3.

         In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

         To be timely, a shareholder's notice must be personally delivered to, or mailed to and received at, the principal office of the Corporation (a) in the case of an annual meeting, not less than sixty (60) days nor more than ninety
(90) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs, and (b) in the case of a special meeting called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

         To be in proper written form, a shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and telephone number and, if known, residence address of the person, (ii) the principal occupation or employment of the person, (iii) the series or class and number of shares of stock of the Corporation that are owned beneficially or of record by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations of proxies for the election of directors or as otherwise required (including the person's written

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consent to being named in the proxy statement as a nominee and to serving as a director if elected), in each case pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and (b) as to the shareholder giving the notice (i) such shareholder's name and record address, as they appear on the Corporation's books, (ii) the series or class and number of shares of stock of the Corporation that are owned beneficially or of record by such shareholder,
(iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which any nomination is to be made by such shareholder and (iv) any other information relating to such shareholder that is required to be disclosed in solicitations of proxies for the election of directors or as otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

         Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 4.3. The chairman of the meeting, if the facts warrant, may determine that a nomination was not made in accordance with the foregoing procedures and, if he or she should so determine, shall so declare to the meeting. Any nomination so declared to be defective shall be disregarded.

         Section 4.4 Election of Directors.

                  (a) Voting. At each election of directors, directors are elected by a plurality of the votes cast by the shares of stock entitled to vote in such election at which a quorum is present at the time of such vote, unless otherwise provided by law or the Articles. As provided by law, shareholders shall be entitled to cumulative voting in the election of directors (i.e., each share of stock is entitled to as many votes as there are directors to be elected, and each shareholder entitled to vote thereat may cast all of his or her votes for a single candidate or distribute such votes among two (2) or more candidates).

                  (b) Term of Office. The directors shall hold office until the end of the term for which such director was elected by the shareholders in accordance with the classification of directors pursuant to the Articles and these Bylaws. Any director elected to fill a vacancy shall hold office only until the next meeting of the shareholders at which directors are elected. Notwithstanding the foregoing two (2) sentences, each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

         Section 4.5 Vacancy. Subject to the rights of the holders of any series of preferred stock or any other series or class of stock as set forth in the Articles to elect directors under specified circumstances and unless otherwise provided in the Articles, any vacancy on the Board, howsoever resulting, may be filled by the affirmative vote of a majority of the directors remaining in office, even if less than a quorum. A vacancy that shall occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

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         Section 4.6 Removal. Subject to the rights of the holders of any series of preferred stock or any other series or class of stock as set forth in the Articles to elect directors under specified circumstances, the shareholders of the Corporation may remove directors with or without cause, unless the Articles provide that directors may be removed only with cause.

         Section 4.7 Resignation. Any director of the Corporation may resign at any time by giving written notice of his or her resignation to the Chairman of the Board, if there is one, the Board or the Corporation. Any such resignation shall take effect at the time specified therein; or, if the time when it shall become effective is not specified therein, it shall take effect immediately upon its delivery.

         Section 4.8 Place of Meeting. Regular and special meetings of the Board shall be held at such place or places, within or without the State of Arizona, as the Board shall determine from time to time. Any such meeting may be held by conference telephone or similar communications equipment by means of which all of the directors participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.

         Section 4.9 Regular Meeting. A regular annual meeting of the Board shall be held immediately after the adjournment of each annual meeting of the shareholders at the place at which such shareholders' meeting was held for the purpose of organization, the election of officers and the transaction of any other business as the Board considers relevant to the management of the Corporation. Other regular meetings shall be held on such dates and at such places and times as the Board shall determine from time to time. If the day set for any regular meeting is a legal holiday in the State of Arizona, then the meeting shall be held on the next succeeding business day.

         Section 4.10 Special Meeting. Special meetings of the Board shall be held whenever or wherever called by the Chairman of the Board, if there is one, the President or the number of directors that would be required to constitute a quorum.

         Section 4.11 Action by Directors Without a Meeting. Any action required or permitted by law to be taken at a meeting of the Board may be taken without a meeting if one (1) or more consents in writing, setting forth the action so taken, shall be signed by all of the members of the Board. Any such consent shall be delivered to the Corporation for inclusion in the minutes of the meeting or filing with the corporate records. Unless otherwise provided by law or specified in the consent or consents, the action is effective on the date that the last director signs such consent or consents.



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         Section 4.12 Notice of Meeting.

                  (a) Required Notice. No notice need be given of regular meetings of the Board. Notice shall be given, in the manner hereinafter provided, for each special meeting of the Board, which notice shall state the place, day and time of the meeting and the purpose or purposes for which the meeting is called and shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Except as otherwise provided in Section 4.13, the notice shall be given to each director not less than two (2) days (in the case of notice by personal delivery, by means of facsimile or other form of wire or wireless communication or by telephone) or five (5) days (in the case of notice by mail) prior to the date of the meeting. Notice shall be deemed to be effective at the time and in the manner provided under Arizona law.

                  (b) Waiver of Notice. A director may waive any notice required by law, the Articles or these Bylaws before, during or after the meeting of the Board to which it relates. The waiver shall be in writing, signed by the director entitled to the notice and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Under certain circumstances, a director's attendance at a meeting may constitute a waiver of notice of such meeting, unless the director takes the actions to preserve his or her objections as provided under Arizona law.

         Section 4.13 Quorum; Adjournment; Manner of Acting. Not less than two-thirds of the entire Board shall be present in person at a meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise provided by law, the affirmative vote of not less than two-thirds of the directors present at a meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the directors present at the meeting may adjourn such meeting from time to time to another time or place, without notice other than announcement at the meeting, until a quorum shall be present thereat.

         Section 4.14 Conduct of Meeting.

                  (a) Organization. Each meeting of the Board shall be called to order and, thereafter, chaired by the Chairman of the Board, if there is one; or, if there is no Chairman of the Board or if the Chairman of the Board is absent or so requests, then by the President; or, if both the Chairman of the Board and the President are unavailable, then by such director of the Corporation as may be appointed by a majority of the directors present. The Secretary of the Corporation shall act as the secretary of each meeting of the Board; or, if the Secretary is absent, then the Assistant Secretary; or, if both the Secretary and the Assistant Secretary are unavailable, then such person as the chairman of the meeting may appoint.

                  (b) Presumption of Assent. A director of the Corporation who is present at a meeting of the Board at which action is taken on any matter shall be presumed to have assented to the action taken, unless (i) the director objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting business at the meeting, (ii) the director's dissent is entered in the minutes of the meeting or (iii) the director delivers written notice of his or her dissent to the person acting as secretary of the meeting before the adjournment thereof or to the Corporation before 5:00 p.m. on the next business day after the meeting. The right of dissent shall not be available to a director who votes in favor of the action taken.

         Section 4.15 Compensation. The directors shall be entitled to such reasonable compensation for their services as directors as the Board, by a resolution or resolutions, may determine and, from time to time, change. The directors also shall be entitled to reimbursement for any reasonable expenses incurred in attending meetings of the Board. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. The members of the Executive Committee or other committees of the Board may be allowed similar compensation and reimbursement for their services as such.

         Section 4.16 Factors to be Considered by the Board When Evaluating Certain Proposals. The Board, when evaluating any proposal from another party involving (a) a tender offer for any securities of the Corporation, (b) a merger or consolidation of the Corporation with and into any other corporation or entity, (c) a sale, lease, exchange or other disposition by the Corporation or any subsidiary thereof of all or substantially all of the properties and assets of the Corporation to or with any other corporation or entity, (d) any issuance or transfer by the Corporation or any subsidiary thereof of any securities of the Corporation having voting power (whether generally or upon the happening of any contingency), or any securities or instruments convertible into or exchangeable for securities having voting power, to any other corporation or entity in exchange for securities, cash or other property or a combination thereof or (e) any other transaction having an effect similar to any of the foregoing upon the properties, operations or control of the Corporation, shall give, in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its shareholders, due consideration to the following factors:

                           (i) the projected social, legal, environmental and
economic effects of the transaction on the Corporation, its employees, customers, suppliers and on the communities and geographical areas in which the Corporation and any subsidiary thereof operates or is located;

                           (ii) the character, integrity, business philosophy
and financial status of the other party or parties to the transaction and its management;

                           (iii) the consideration to be received by the
Corporation or its shareholders in connection with the transaction, as compared to (A) the current market price or value of the properties or securities of the Corporation, (B) the estimated future value of the Corporation, its properties or securities and (C) such other measures of the value of the Corporation, its properties or securities as the Board may deem appropriate;

                           (iv) the general desirability of the continuance of
the Corporation as an independent entity; and

                           (v) such other factors as the Board may deem
relevant.

         In giving such consideration to the foregoing factors, the Board and each individual director shall be deemed to be performing their duly authorized duties and acting in good faith and in the best interests of the Corporation.

                                   ARTICLE V.
                             COMMITTEES OF THE BOARD

         Section 5.1 Creation. The Board may create an Executive Committee and one (1) or more other committees and may appoint two (2) or more members of the Board to serve on them. Each committee member shall serve at the pleasure of the Board. The creation of committees, the designation of the authority of committees, the dissolution of committees and the appointment and removal of the members of committees shall be approved by the greater of (i) a majority of the entire Board and (ii) not less than two-thirds of the directors present at a meeting at which a quorum is present. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of such committee.

         Section 5.2 Powers. The Executive Committee, when the Board is not in session, shall have and exercise all or any of the authority of the Board in the management of the business and affairs of the Corporation, subject to such limitations as may be provided by law or in a resolution of the Board, the Articles or these Bylaws. Any other committee created by the Board, to the extent permitted by law, may exercise such powers and shall have such responsibilities as shall be specified in the designating resolution of the Board. No committee of the Board shall have the authority of the Board with respect to:

                           (i) authorizing distributions;

                           (ii) approving or submitting to the shareholders any
action requiring shareholder approval under Chapter 8 of Title 10 of the Arizona Revised Statutes;

                           (iii) filling vacancies on the Board or on any
committee thereof,

                           (iv) amending the Articles;

                           (v) adopting, amending or repealing the Bylaws;

                           (vi) approving a plan of merger not requiring
shareholder approval;

                           (vii) authorizing or approving the reacquisition of
the shares of stock of the Corporation, except according to a formula or method prescribed by the Board;

                           (viii) authorizing or approving the issuance, sale or
contract for sale of shares of stock, or determining the designation and relative rights, preferences and limitations of a series or class of shares of stock, except that the Board may authorize a committee or an executive officer of the Corporation to do so within limits prescribed by the Board; and

                           (ix) fixing the compensation of directors for serving
on the Board or on any committee thereof.

         Section 5.3 Action by Committee Without a Meeting, Notice of Meeting; Quorum; Manner of Acting; Conduct of Meeting; Compensation. Except as otherwise provided by the Board, the Articles or these Bylaws, Sections 4.11, 4.12, 4.13, 4.14(b) and 4.15 of these Bylaws shall be applicable to the Executive Committee and any other committee of the Board.

         Section 5.4 Organization. Each committee of the Board shall elect a chairman of its committee, who shall appoint a secretary of the same, and otherwise shall determine the rules for meeting and conducting its business that shall not be inconsistent with these Bylaws and shall act in accordance therewith, except as otherwise provided by law. Each committee shall meet on such dates and at such places and times as provided by its rules or the Board.

         Section 5.5 Procedure. Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board whenever so requested or required. The minutes of such proceedings shall be delivered to the Corporation for inclusion in its minute book.

                                   ARTICLE VI.
                                    OFFICERS

         Section 6.1 General. The officers of the Corporation shall be appointed by the Board and shall be a President, a Secretary and a Treasurer. The Board also may appoint such other officers (including, without limitation, a Chairman of the Board, one (1) or more Vice Presidents and a Controller), and such assistant officers (including one (1) or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers) as it from time to time may deem necessary or proper. If specifically authorized by the Board, an officer may appoint one (1) or more other officers or assistant officers. Unless otherwise provided by law, the Articles or these Bylaws, any number of offices may be held by the same person.

         Section 6.2 Appointment; Term of Office. The Board shall appoint the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these Bylaws and as the Board shall determine from time to time; and all officers of the Corporation shall hold office until their successors are elected and qualified or until their earlier death, resignation or removal.

         Section 6.3 Vacancy. Any vacancy in any office shall be filled by the Board or by the officer or committee to which the power to fill such office has been assigned, as the case may be. A vacancy that shall occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs, but the new officer may not take office until the vacancy occurs.

         Section 6.4 Removal. Any officer may be removed by the Board at any time with or without cause. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

         Section 6.5 Resignation. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Corporation. Any such resignation shall take effect at the time specified therein; or, if the time when it shall become effective is not specified therein, it shall take effect immediately upon its delivery.

         Section 6.6 Chairman of the Board. The Chairman of the Board, if there is one, shall preside at the meetings of the shareholders and the meetings of the Board and shall serve as a general executive officer of the Corporation. The Chairman of the Board also shall exercise such powers and perform such duties as the Board shall assign from time to time.

         Section 6.7 President and Chief Executive Officer. The President shall be the Chief Executive Officer of the Corporation. Subject to the control of the Board, the President shall be the principal executive officer of the Corporation, responsible for the general supervision of the business and direction of the Corporation. All officers of the Corporation shall be under the supervision of the President and shall perform all such duties as the President shall assign from time to time. The President shall be a proper officer to sign, execute and acknowledge on behalf of the Corporation any deed, bill of sale, assignment, option, mortgage, pledge, note, bond, evidence of indebtedness, application, consent (to service of process or otherwise), agreement, indenture or other instrument of any significant importance to the Corporation, except in all cases where the Board or these Bylaws delegate to, or authorize the signing and execution thereof by, some other officer or agent of the Corporation. The President also shall exercise such powers and perform such duties as the Board shall assign from time to time. The offices of President and Secretary or Assistant Secretary shall not be held by the same person.

         Section 6.8 Vice President. If appointed, the Vice President or the Vice Presidents, if there is more than one (in the order designated by the Board), shall be vested with all of the powers and charged with all of the duties (including those herein specifically set forth) of, and be subject to all of the restrictions upon, the President in the event of his or her absence or disability. Each Vice President also shall exercise such powers and perform such duties as the Board or the President shall assign from time to time.

         Section 6.9 Secret. The Secretary shall attend the meetings of the Board and the meetings of the shareholders and record all votes, actions and minutes of all such proceedings in one (1) or more books provided for that purpose and shall provide like duties for the Executive Committee or any other committee of the Board whenever so requested or required; he or she shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; he or she shall be the custodian of the records and any seal of the Corporation and shall affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all other documents to be executed on behalf of the Corporation under its seal; he or she, whenever so requested or required, shall authenticate any records of the Corporation; he or she shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and, in general, he or she shall perform all of the duties incident to the office of Secretary. The Secretary also shall exercise such powers and perform such duties as the Board or the President shall assign from time to time. The offices of President and Secretary or Assistant Secretary shall not be held by the same person.

         Section 6.10 Treasurer. The Treasurer shall be the principal financial officer of the Corporation and, if no Controller is appointed, the principal accounting officer of the Corporation. The Treasurer shall provide for the custody of the funds or other property of the Corporation and shall keep a separate book of account of the same; he or she shall collect and receive, or provide for the collection and receipt of, monies earned by or in any manner due to or received by the Corporation; he or she shall deposit all funds in his or her custody as Treasurer in such banks or other places of deposit as the Board may designate from time to time; he or she, whenever so requested or required, shall render an accounting of all of his or her transactions as Treasurer and the financial condition of the Corporation to the Board; and, in general, he or she shall perform all of the duties incident to the office of Treasurer. The Treasurer also shall exercise such powers and perform such duties as the Board or the President shall assign from time to time. The offices of Controller and Treasurer or Assistant Treasurer shall not be held by the same person.

         Section 6.11 Controller. The Controller, if there is one, shall be the principal accounting officer of the Corporation and shall have charge of the Corporation's books of account, records and auditing. The Controller also shall exercise such powers and perform such duties as the Board or the President shall assign from time to time. The offices of Controller and Treasurer or Assistant Treasurer shall not be held by the same person.

         Section 6.12 Assistant Officer. There may be one (1) or more Assistant Secretaries, Assistant Vice Presidents, Assistant Treasurers and Assistant Controllers, and such persons shall exercise such powers and perform such duties as the Secretary, Vice President, Treasurer or Controller, respectively, or the President shall assign from time to time. No Assistant Treasurer shall have power or authority to collect, account for or pay over any tax imposed by any federal, state or city government.

         Section 6.13 Additional Appointments. In addition to the officers contemplated by this Article VI, the Board may appoint other agents of the Corporation with such authority to exercise such powers and perform such duties as the Board shall assign from time to time.

         Section 6.14 Bonds. If required by the Board, any officer shall give a bond for the faithful discharge of his or her duties in such sum, if any, and with such surety or sureties as are satisfactory to the Board.

         Section 6.15 Compensation. The Board or such officer as may be designated by resolution of the Board may set the compensation of the officers of the Corporation from time to time. No officer shall be prevented from receiving compensation by reason of the fact that he or she also is a director of the Corporation.

         Section 6.16 Proxies in Respect of Stock or Other Securities of Other Corporations. The President or any Vice President may represent the Corporation at any meeting of the shareholders of any other corporation in which the Corporation then holds shares of stock and may exercise in the name and on behalf of the Corporation the powers and rights that the Corporation may have as the holder of shares of stock or other securities in any other corporation, including, without limitation, the right to vote or consent with respect to such shares of stock or other securities; provided, however, the Board from time to time may confer the foregoing authority upon any other person or persons.

                                  ARTICLE VII.
                                 CORPORATE SEAL

         The Corporation may have a corporate seal in the form of a circle containing the name of the Corporation, Arizona as the state of incorporation, the year of incorporation and such other details as may be approved by the Board. The corporate seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced. Nothing in these Bylaws shall require the impression of a corporate seal to establish the validity of any document executed on behalf of the Corporation.

                                  ARTICLE VIII.
                             STOCK AND DISTRIBUTIONS

         Section 8.1 Stock Certificates and Form Thereof. The interest of each shareholder of the Corporation shall be evidenced by certificates for shares of stock. All stock certificates of the Corporation shall be consecutively numbered or otherwise identified, shall state the number of shares of stock represented thereby and otherwise shall be in such form as shall be determined by the Board, subject to such requirements as are imposed by law. All stock certificates of the Corporation also shall be signed either manually or in facsimile by one (1) or more of the officers of the Corporation designated by the Board or, if no such designation is made, by the President or a Vice President and by the Secretary or any Assistant Secretary and may bear the corporate seal or a facsimile thereof. If any officer who has signed or whose facsimile signature has been placed upon a certificate has ceased for any reason to be such officer prior to issuance of the certificate, the certificate may be issued and delivered by the Corporation with the same effect as if that person were such officer at the date of issuance.

         Section 8.2 Stock Record Books. The names and addresses of the persons to whom the shares of stock represented by certificates are issued shall be entered on the stock transfer books of the Corporation, together with the number of shares of stock and the date of issue.

Every certificate exchanged or surrendered to the Corporation shall be marked "canceled" with the date of cancellation, which date also shall be entered on the stock transfer books of the Corporation.

         Section 8.3 Transfers. Shares of stock of the Corporation shall be transferable in the manner provided by law and these Bylaws. Transfers of shares of stock of the Corporation shall be made by the registered owner thereof or by his or her authorized attorney on the stock transfer books of the Corporation only upon surrender of the certificate or certificates for such shares, properly endorsed and with all taxes thereon paid. A certificate surrendered to the Corporation for transfer shall be canceled before a new certificate shall be issued.

         Section 8.4 Lost, Stolen or Destroyed Stock Certificates. In the event of the loss, theft or destruction of any certificate representing shares of stock of the Corporation, the Corporation may issue a new certificate in lieu thereof and cause the same to be delivered to the registered owner of the shares of stock represented thereby; provided that such owner shall have submitted such evidence showing the circumstances of the alleged loss, theft or destruction and his or her ownership of the certificate as the Corporation considers satisfactory, together with any other facts that the Corporation considers pertinent; and provided further that, if so required by the Corporation, such owner shall provide a bond or other indemnity in form and amount satisfactory to the Corporation.

         Section 8.5 Registered Shareholder. The Corporation shall be entitled to treat the registered owner of any share of stock of the Corporation as the absolute owner thereof for all purposes regarding the Corporation and, accordingly, shall not be bound to recognize any beneficial, equitable or other claim to or interest in such share of stock on the part of any other person, whether or not it has notice thereof, except as otherwise provided by law.

         Section 8.6 Transfer Agent and Registrar. The Corporation may appoint one (1) or more transfer agents or transfer clerks and one (1) or more registrars and may require all certificates for shares of stock of the Corporation to bear the signature or signatures of any of them.

         Section 8.7 Distributions. Subject to such restrictions or requirements as may be imposed by law or the Articles or as may otherwise be binding upon the Corporation, the Board from time to time may declare, and the Corporation may pay or make, dividends or other distributions to the shareholders.

         Section 8.8 Repurchase of Shares of Stock. The Corporation may acquire its own shares of stock in the manner and upon the terms and conditions provided by law.

                                   ARTICLE IX.
                         CONTRACTS, CHECKS AND DEPOSITS

         Section 9.1 Contracts. The Board may authorize one (1) or more officers or agents to enter into any contract or to execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

         Section 9.2 Checks. All checks, drafts, orders for the payment of money, bills of lading, warehouse receipts, obligations, bills of exchange and insurance certificates shall be signed or endorsed (except endorsements for collection for the account of the Corporation or for deposit to its credit, which shall be governed by the provisions of Section 9.3) on behalf of the Corporation by one (1) or more officers or agents and in such manner as the Board may authorize from time to time.

         Section 9.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited to the credit of the Corporation or otherwise as the Board shall direct in general or special accounts at such banks, trust companies, savings and loan associations or other depositories as the Board may approve or designate from time to time, and all such funds shall be withdrawn only upon checks signed by such one (1) or more officers, employees or agents of the Corporation to whom power in that respect the Board may authorize from time to time.

                                   ARTICLE X.
                   INDEMNIFICATION AND LIMITATION OF LIABILITY

         Subject to such restrictions or requirements as may be imposed by applicable law or the Articles or as may otherwise be binding upon the Corporation, no director of the Corporation shall be personally liable to the Corporation or its shareholders for money damages for any action taken or any failure to take any action as a director, except for liability for any of the following: (a) for the amount of a financial benefit received by a director to which the director is not entitled, (b) an intentional infliction of harm on the Corporation or the shareholders, (c) an intentional violation of Section 10-833 of the Arizona Revised Statutes and any amendment thereto, or (d) an intentional violation of criminal law. The Corporation shall indemnify the directors of the Corporation and the directors of any subsidiary of the Corporation for liability, as defined in Section 10-850 of the Arizona Revised Statutes, to any person for any action taken, or any failure to take any action as a director, except liability for any of the exceptions described in the prior sentence and except in connection with any matter for which indemnification is prohibited under Section 10-851(D) of the Arizona Revised Statutes, to the fullest extent permitted by applicable law. The officers of the Corporation and the officers of any subsidiary of the Corporation shall be indemnified to the same extent as directors of the Corporation; and any officer who is not also a director or who is a party to a proceeding on the basis of an act or omission solely as an officer shall further be indemnified against liability for any of the exceptions described in the first sentence of this Article X, except that an officer who is not also a director shall not be indemnified for (a) liability in connection with a proceeding by or in the right of the Corporation other than for reasonable expenses incurred in connection with the proceeding or (b) liability arising out of conduct that constitutes: (i) receipt by the officer of a financial benefit to which the officer is not entitled; (ii) an intentional infliction of harm on the Corporation or the shareholders; or
(iii) an intentional violation of criminal law. If the Arizona Revised Statutes are amended to authorize corporate actions further eliminating or limiting the personal liability of officers or directors, or to expand the matters for which indemnification is permissible, then the liability of an officer or director or the Corporation and of any subsidiary of the Corporation shall be automatically eliminated or limited and the indemnification of the officers and directors shall be automatically expanded, to the fullest extent permitted by the Arizona Revised Statutes or applicable law, as so amended, without any further corporate or shareholder action being required. Any repeal or modification of this Article X by the shareholders of the Corporation shall not adversely affect any right or protection of an officer or director of the Corporation or an officer or director of any subsidiary of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE XI.
                                   FISCAL YEAR

         The fiscal year of the Corporation shall be fixed by resolution of the Board.

                                  ARTICLE XII.
                    REPEAL, ALTERATION OR AMENDMENT OF BYLAWS

         Unless otherwise provided by law or the Articles, these Bylaws may be repealed, altered or amended, and new Bylaws may be adopted, at any time, by the Board. Notwithstanding anything contained in these Bylaws to the contrary, Bylaw provisions relating to (i) the calling of a special meeting of the shareholders or a special meeting of the Board, (ii) shareholder nominations or proposals,
(iii) the number, classification or election of directors or (iv) supermajority approval or quorum requirements of the Board, or any committee thereof, shall not be repealed, altered or amended and no provision inconsistent therewith shall be adopted without the affirmative vote of not less than two-thirds of the entire Board. Notwithstanding anything contained in these Bylaws to the contrary, the affirmative vote of not less than two-thirds of the entire Board shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article XII.

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
ARTICLE I. REFERENCES TO CERTAIN TERMS AND CONSTRUCTION ...............................     1
   Section 1.1 Certain References .....................................................     1
   Section 1.2 Senority ...............................................................     1
   Section 1.3 Computation of Time ....................................................     1

ARTICLE II. OFFICES ...................................................................     1
   Section 2.1 Principal Office .......................................................     1
   Section 2.2 Other Offices ..........................................................     2

ARTICLE III. SHAREHOLDERS .............................................................     2
   Section 3.1 Place of Meeting .......................................................     2
   Section 3.2 Annual Meeting .........................................................     2
   Section 3.3 Special Meeting ........................................................     2
   Section 3.4 Action by Shareholders Without a Meeting ...............................     2
   Section 3.5 Notice of Meeting ......................................................     3
   Section 3.6 Shareholders of Record .................................................     3
   Section 3.7 Shareholder Voting Record ..............................................     3
   Section 3.8 Manner of Bringing Business at Annual Meetings .........................     4
   Section 3.9 Quorum; Adjournment ....................................................     5
   Section 3.10 Voting; Manner of Acting ..............................................     5
   Section 3.11 Organization and Conduct of Meetings ..................................     7
   Section 3.12 Election Inspector ....................................................     7
   Section 3.13 Informalities and Irregularities ......................................     7

ARTICLE 1V. BOARD OF DIRECTORS ........................................................     8
   Section 4.1 Powers .................................................................     8
   Section 4.2 Number; Classification .................................................     8
   Section 4.3 Nominations of Directors ...............................................     8
   Section 4.4 Election of Directors ..................................................     9
   Section 4.5 Vacancy ................................................................     9
   Section 4.6 Removal ................................................................    10
   Section 4.7 Resignation ............................................................    10
   Section 4.8 Place of Meeting .......................................................    10
   Section 4.9 Regular Meeting ........................................................    10
   Section 4.10 Special Meeting .......................................................    10
   Section 4.11 Action by Directors Without a Meeting .................................    10
   Section 4.12 Notice of Meeting .....................................................    11
   Section 4.13 Quorum; Adjournment; Manner of Acting .................................    11
   Section 4.14 Conduct of Meeting ....................................................    11
   Section 4.15 Compensation ..........................................................    12
   Section 4.16 Factors to be Considered by the Board When Evaluating Certain Proposals    12

ARTICLE V. COMMITTEES OF THE BOARD ....................................................    13
   Section 5.1 Creation ...............................................................    13
   Section 5.2 Powers .................................................................    13
   Section 5.3 Action by Committee Without a Meeting; Notice of Meeting; Quorum;
         Manner of Acting; Conduct of Meeting; Compensation ...........................    14
   Section 5.4 Organization ...........................................................    14
   Section 5.5 Procedure ..............................................................    14

ARTICLE VI. OFFICERS ..................................................................    14
   Section 6.1 General ................................................................    14
   Section 6.2 Appointment; Term of Office ............................................    14
   Section 6.3 Vacancy ................................................................    14
   Section 6.4 Removal ................................................................    15
   Section 6.5 Resignation ............................................................    15
   Section 6.6 Chairman of the Board ..................................................    15
   Section 6.7 President and Chief Executive Officer ..................................    15
   Section 6.8 Vice President .........................................................    15
   Section 6.9 Secretary ..............................................................    15
   Section 6.10 Treasurer .............................................................    16
   Section 6.11 Controller ............................................................    16
   Section 6.12 Assistant Officer .....................................................    16
   Section 6.13 Additional Appointments ...............................................    16
   Section 6.14 Bonds .................................................................    16
   Section 6.15 Compensation ..........................................................    17
   Section 6.16 Proxies in Respect of Stock or Other Securities of Other Corporations .    17

ARTICLE VII. CORPORATE SEAL ...........................................................    17

ARTICLE VIII. STOCK AND DISTRIBUTIONS .................................................    17
   Section 8.1 Stock Certificates and Form Thereof ....................................    17
   Section 8.2 Stock Record Books .....................................................    17
   Section 8.3 Transfers ..............................................................    18
   Section 8.4 Lost, Stolen or Destroyed Stock Certificates ...........................    18
   Section 8.5 Registered Shareholder .................................................    18
   Section 8.6 Transfer Agent and Registrar ...........................................    18
   Section 8.7 Distributions ..........................................................    18
   Section 8.8 Repurchase of Shares of Stock ..........................................    18

ARTICLE IX. CONTRACTS, CHECKS AND DEPOSITS ............................................    19
   Section 9.1 Contracts ..............................................................    19
   Section 9.2 Checks .................................................................    19
   Section 9.3 Deposits ...............................................................    19

ARTICLE X. INDEMNIFICATION AND LIMITATION OF LIABILITY ................................    19

ARTICLE XI. FISCAL YEAR ...............................................................    20

ARTICLE XII. REPEAL, ALTERATION OR AMENDMENT OF BYLAWS ................................    20


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